Exhibit 99.1

INVESTORS:	MEDIA:
Kevin Twomey	Karen Rugen
717-731-6540	717-730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

•	Reports Fourth Quarter Net Loss, Including Non-Cash Tax Charge, of $1.20 Per Diluted Share Compared to Net Income of $ .01 Per Diluted Share in Prior Year Fourth Quarter

•	Reports Fiscal 2008 Net Loss, Including Non-Cash Tax Charge, of $1.54 Per Diluted Share Compared to $.01 Per Diluted Share in Fiscal 2007

•	Reports Fourth Quarter Adjusted EBITDA of $276.3 Million Compared to Adjusted EBITDA of $201.0 Million in Prior Year Fourth Quarter

•	Reports Fiscal 2008 Adjusted EBITDA of $962.8 Million Compared to $696.9 Million in Fiscal 2007

•	Provides Fiscal 2009 Guidance

CAMP HILL, PA (April 10, 2008)—Rite Aid Corporation (NYSE: RAD) today announced financial results for its fourth quarter and year ended March 1, 2008. Other than same-store comparisons, results for the fourth quarter and year reflect the acquisition of the Brooks Eckerd stores and distribution centers acquired June 4, 2007.

Revenues for the 13-week fourth quarter were $6.82 billion versus revenues of $4.53 billion in the prior year fourth quarter. Revenues increased 50.5 percent.

Same store sales for the 13-week fourth quarter increased 1.3 percent over the prior year 13-week period, consisting of a 1.4 percent pharmacy same store sales increase and a 1.0 percent increase in front-end same store sales. The number of prescriptions filled in same stores increased 0.7 percent. The acquired Brooks Eckerd stores are excluded from the same store sales and prescription growth amounts. Prescription sales accounted for 66.0 percent of total sales, and third party prescription sales represented 96.0 percent of pharmacy sales.

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Rite Aid Press Release – page 2

Net loss for the fourth quarter was $952.2 million or $1.20 per diluted share compared to last year’s fourth quarter net income of $15.1 million or $.01 per diluted share. Included in this quarter’s loss is a previously announced non-cash income tax charge from the recording of a valuation allowance against deferred tax assets that accounted for $894.9 million or $1.12 per diluted share and resulted in the loss of an expected non-cash tax benefit for this year’s fourth quarter. Also contributing to the change were increases in expenses resulting from the Brooks Eckerd acquisition including an increase in depreciation and amortization expense of $65.5 million, additional interest expense of $57.8 million and integration expense of $37.7 million. Offsetting these negative factors were an increase in adjusted EBITDA of $75.2 million and a LIFO inventory credit of $25.3 million compared to last year’s LIFO inventory charge of $16.2 million.

Adjusted EBITDA (which is reconciled to net loss or net income on the attached table) of $276.3 million or 4.0 percent of revenues for the fourth quarter compared to $201.0 million or 4.4 percent of revenues for the like period last year. The $75.2 million increase is primarily due to the addition of revenues from the acquired Brooks Eckerd stores, along with an improvement in gross margin rates. Expenses as a percent of revenues were higher, primarily due to occupancy expenses related to the company’s new and relocated store program.

"During the quarter we increased pharmacy sales, filled more prescriptions, improved front end sales and grew gross margin rates, and we did it as worries about a recession increased and retail sales softened in general," said Mary Sammons, Rite Aid chairman, president and CEO. "Our team also continued to do a good job of controlling expenses without negatively impacting the shopping experience in our stores. We also made good progress on the Brooks Eckerd integration with the acquired stores showing improving sales and margin trends."

In the fourth quarter, the company opened 18 stores, relocated 29 stores, remodeled 14 stores and closed or sold 48 stores which were primarily related to combining acquired stores in close proximity to existing stores and the previously announced exit from the Las Vegas market. Stores in operation at the end of the fourth quarter totaled 5,059.

Year-End Results

For the 52-week fiscal year ended March 1, 2008, Rite Aid had revenues of $24.3 billion as compared to revenues of $17.4 billion for the 52-week prior year. Revenues increased 39.8%.

Same store sales for the 52-week year increased 1.3 percent over the prior 52-week comparable period. This increase consisted of a 1.7 percent pharmacy same store sales increase and a 0.7 percent increase in front-end same store sales. The number of prescriptions filled in same stores increased 0.5 percent. Prescription sales accounted for 66.7 percent of total sales, and third party prescription sales were 95.9 percent of pharmacy sales.

Net loss for the year was $1.1 billion or $1.54 per diluted share compared to last year’s net income of $26.8 million but a loss of $.01 per diluted share because of the negative impact of preferred stock dividends. Included in this year’s loss is a previously announced non-cash income tax charge from the recording of a valuation allowance against deferred tax assets that accounted for $802.7 million or $1.11 per diluted share and resulted in the loss of an expected non-cash tax benefit for this year’s fourth quarter. Also contributing to the change were increases in expenses resulting from the Brooks Eckerd acquisition including an increase in depreciation and amortization expense of $202.2 million, additional interest expense of $174.4 million, integration expense of $154.2 million and an increase in store closing and impairment charge of $36.8 million. Offsetting these negative factors was an increase in adjusted EBITDA of $265.9 million.

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Rite Aid Press Release – page 3

As computed on the attached table, adjusted EBITDA of $962.8 million or 4.0 percent of revenues for the year compared to $696.9 million or 4.0 percent of revenues for last year. The $265.9 million increase is primarily due to the addition of nine months of revenues from the acquired Brooks Eckerd stores along with an improvement in gross margin rate. Excluding occupancy expenses related to the company’s new and relocated store program, expenses as a percent of revenues were lower.

"This was a defining year for Rite Aid because we completed an acquisition that gives us significantly increased scale and greater strength in our key existing markets to better compete in the very competitive drugstore sector. And although we faced a challenging economic environment in the latter part of the year, we continued to build Rite Aid’s core business by increasing same-store sales, filling more prescriptions, growing gross margin rate and controlling expenses. Without the impact of the tax charge, and the resulting loss of a tax benefit in the fourth quarter, we would have reported a net loss that was within our guided range.

"We also improved customer satisfaction, opened 120 stores as part of our new and relocated store program and added to the depth of our management team. Although our results were not as strong as we had planned at the start of fiscal 2008, we made good progress nine months into our 16-month Brooks Eckerd integration plan and continued to set the stage for Rite Aid’s future long-term growth."

For the year, the company opened 47 new stores, relocated 65 stores, remodeled 145 stores, acquired 1,854 Brooks Eckerd stores, acquired eight other stores and sold or closed 183 stores. The sold or closed stores included the 25 stores required to be sold for the Brooks Eckerd acquisition, the combination of 92 stores related to the Brooks Eckerd acquisition that were in close proximity to one another and 34 stores from exiting Nevada markets. Stores in operation at the end of the year totaled 5,059.

Company Announces Guidance for Fiscal 2009

Based on current trends, continued integration activities and an expectation that the challenging economic environment will continue, Rite Aid said it expects sales to be between $26.7 billion and $27.2 billion in fiscal 2009 with same store sales (which will include nine months of sales from the Brooks Eckerd stores) improving 2.0 percent to 4.0 percent over fiscal 2008. Adjusted EBITDA (which is reconciled to net loss on the attached table) is expected to be between $1.0 billion and $1.1 billion. Net loss for fiscal 2009 is expected to be between $260 million and $375 million or a loss per diluted share of $.34 to $.48. Capital expenditures, excluding proceeds from sale and leaseback transactions, are expected to be approximately $600 million. Proceeds from sale and leaseback transaction are expected to be approximately $150 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 12 p.m. Eastern Time today until 12 p.m. Eastern Time on April 12. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 39996452.

Rite Aid Corporation is one of the nation’s leading drugstore chains with more than 5,000 stores in 31 states and the District of Columbia.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at http://www.riteaid.com .

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Rite Aid Press Release – page 4

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our stores in accordance with our long term strategy, our ability to realize the benefits of the Brooks Eckerd acquisition, our ability to hire and retain pharmacists and other store personnel, the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order, competitive pricing pressures, continued consolidation of the drugstore industry, changes in state or federal legislation or regulations, the outcome of lawsuits and governmental investigations, general economic conditions and inflation, interest rate movements and access to capital. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income, the most comparable GAAP financial measure.  We define Adjusted EBITDA as net income (loss) from operations excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, sale of assets and investments and other non-recurring items.  We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.  In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA.  We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to our investors and enable investors to better compare our operating performance with the operating performance of our competitors.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	March 1, 2008	March 3, 2007
ASSETS
Current assets:
Cash and cash equivalents	$155,762	$106,148
Accounts receivable, net	665,971	374,493
Inventories, net of LIFO reserve of $562,729 and $546,614	3,936,827	2,335,679
Prepaid expenses and other current assets	163,334	136,668
Total current assets	4,921,894	2,952,988
Property, plant and equipment, net	2,873,009	1,743,104
Goodwill	1,783,372	656,037
Other intangibles, net	1,187,327	178,220
Deferred tax assets	384,163	1,380,942
Other assets	338,258	179,733
Total assets	$11,488,023	$7,091,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$185,609	$16,184
Accounts payable	1,425,768	902,807
Accrued salaries, wages and other current liabilities	1,110,288	670,934
Deferred tax liabilities	76,374	-
Total current liabilities	2,798,039	1,589,925
Long-term debt, less current maturities	5,610,489	2,909,983
Lease financing obligations, less current maturities	189,426	174,121
Other noncurrent liabilities	1,178,884	754,149
Total liabilities	9,776,838	5,428,178

Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock - Series E	-	120,000
Preferred stock - Series G	139,253	129,917
Preferred stock - Series H	135,202	127,385
Preferred stock - Series I	116,415	116,415
Common stock	830,209	536,686
Additional paid-in capital	4,047,499	3,118,299
Accumulated deficit	(3,537,276)	(2,462,197)
Accumulated other comprehensive loss	(20,117)	(23,659)
Total stockholders' equity	1,711,185	1,662,846
Total liabilities and stockholders' equity	$11,488,023	$7,091,024

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen Weeks ended March 1, 2008	Thirteen Weeks ended March 3, 2007
Revenues	$6,824,822	$4,533,502
Costs and expenses:
Cost of goods sold	4,936,493	3,313,737
Selling, general and administrative expenses	1,774,296	1,114,878
Store closing and impairment charges	43,713	25,164
Interest expense	127,315	69,516
Loss on debt modifications and retirements, net	-	18,662
Loss (gain) on sale of assets and investments, net	958	(9,736)

	6,882,775	4,532,221

(Loss) income from continuing operations before income taxes	(57,953)	1,281
Income tax expense (benefit)	894,910	(14,541)

Net (loss) income from continuing operations	(952,863)	15,822

Income (loss) from discontinued operations, net of gain on disposal and	683	(725)
income tax expense/benefit

Net (loss) income	$(952,180)	$15,097

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
Net (loss) income	$(952,180)	$15,097
Accretion of redeemable preferred stock	(25)	(25)
Cumulative preferred stock dividends	(8,238)	(7,961)
(Loss) income attributable to common stockholders - basic and diluted	$(960,443)	$7,111

Denominator:
Basic weighted average shares	797,335	527,427
Outstanding options and restricted shares	-	19,867

Diluted weighted average shares	797,335	547,294

Basic and diluted (loss) income per share	$(1.20)	$0.01

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Fifty-two Weeks ended March 1, 2008	Fifty-two Weeks ended March 3, 2007
Revenues	$24,326,846	$17,399,383
Costs and expenses:
Cost of goods sold	17,689,272	12,710,609
Selling, general and administrative expenses	6,366,137	4,338,462
Store closing and impairment charges	86,166	49,317
Interest expense	449,596	275,219
Acquisition related financing commitment charge	12,900	-
Loss on debt modifications and retirements, net	-	18,662
Gain on sale of assets and investments, net	(3,726)	(11,139)

	24,600,345	17,381,130

(Loss) income before income taxes	(273,499)	18,253
Income tax expense (benefit)	802,701	(11,609)

Net (loss) income from continuing operations	(1,076,200)	29,862

Loss from discontinued operations, net of gain on disposal and income tax benefit	(2,790)	(3,036)

Net (loss) income	$(1,078,990)	$26,826

Basic and diluted loss per share:

Numerator for loss per share:
Net (loss) income	$(1,078,990)	$26,826
Accretion of redeemable preferred stock	(102)	(102)
Cumulative preferred stock dividends	(32,533)	(31,455)
Preferred stock beneficial conversion	(556)	-
Loss attributable to common stockholders - basic and diluted	$(1,112,181)	$(4,731)

Denominator:

Basic and diluted weighted average shares	723,923	524,460

Basic and diluted loss per share	$(1.54)	$(0.01)

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(In thousands)

	Thirteen Weeks ended March 1, 2008	Thirteen Weeks ended March 3, 2007

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(952,180)	$15,097
Adjustments:
Interest expense	127,315	69,516
Income tax expense (benefit) (a)	895,278	(14,932)
Depreciation and amortization	134,532	69,079
LIFO (credits) charges (b)	(25,259)	16,168
Store closing and impairment charges	43,713	25,164
Stock-based compensation expense	12,820	6,480
Gain on sale of assets and investments, net (c)	(7,142)	(9,736)
Loss on debt modifications and retirements, net (d)	-	18,662
Incremental acquisition costs (e)	37,658	2,824
Closed store liquidation expense (f)	7,100	1,457
Other	2,427	1,254
Adjusted EBITDA	$276,262	$201,033
Percent of revenues	4.05%	4.43%

Results of discontinued operations (g)	4,325	820
Adjusted EBITDA from continuing operations	$280,587	$201,853

Notes:

(a)	Includes tax impact of the disposal of our Las Vegas market, which is included as a component of results from discontinued operations on the statement of operations

(b)	Represents non-cash (credits) charges to value our inventories under the last-in first-out ("LIFO") method.

(c)	Includes gain on disposal of our Las Vegas market, which is included as a component of results from discontinuedoperations on the statement of operations

(d)	Represents loss related to debt modifications and retirements, net

(e)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(f)	Represents costs to liquidate inventory at stores that are in the process of closing.

(g)	Represents losses from our recently disposed Las Vegas market that are included in Adjusted EBITDA.

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(In thousands)

	Fifty-two Weeks ended March 1, 2008	Fifty-two Weeks ended March 3, 2007

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(1,078,990)	$26,826
Adjustments:
Interest expense	449,596	275,219
Income tax expense (benefit) (a)	801,198	(13,244)
Depreciation and amortization	472,473	270,307
LIFO charges (b)	16,114	43,006
Store closing and impairment charges	86,166	49,317
Stock-based compensation expense	40,438	22,331
Gain on sale of assets and investments, net (c)	(11,826)	(11,139)
Loss on debt modifications and retirements, net (d)	-	18,662
Acquisition related financing commitment charge (e)	12,900	-
Incremental acquisition costs (f)	154,222	3,566
Closed store liquidation expense (g)	14,396	8,628
Other	6,142	3,431
Adjusted EBITDA	$962,829	$696,910
Percent of revenues	3.96%	4.01%

Results of discontinued operations (h)	8,890	3,595
Adjusted EBITDA from continuing operations	$971,719	$700,505

Notes:

(a)	Includes tax impact of the disposal of our Las Vegas market, which is included as a component of results from discontinued operations on the statement of operations

(b)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(c)	Includes gain on disposal of our Las Vegas market, which is included as a component of results from discontinued operations on the statement of operations

(d)	Represents loss related to debt modifications and retirements, net

(e)	Represents a charge for financing commitments related to the acquisition of Jean Coutu, USA.

(f)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(g)	Represents costs to liquidate inventory at stores that are in the process of closing.

(h)	Represents losses from our recently disposed Las Vegas market that are included in Adjusted EBITDA.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen Weeks ended March 1, 2008	Thirteen Weeks ended March 3, 2007

OPERATING ACTIVITIES:
Net (loss) income	$(952,180)	$15,097
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	134,532	69,079
Store closing and impairment charges	43,713	25,164
LIFO (credits) charges	(25,259)	16,168
Gain on sale of assets and investments, net	(7,142)	(9,736)
Stock-based compensation expense	12,820	6,480
Loss on debt modifications and retirements, net	-	18,662
Changes in deferred taxes	895,076	(18,664)
Proceeds from sale of inventory	8,655	-
Proceeds from insured loss	-	593
Changes in operating assets and liabilities:
Net proceeds from (payments on) accounts receivable securitization	35,000	(20,000)
Accounts receivable	28,776	(32,672)
Inventories	254,784	116,575
Accounts payable	(75,787)	(40,124)
Other assets and liabilities, net	(43,545)	(20,222)
Net cash provided by operating activities	309,443	126,400
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(209,098)	(110,477)
Intangible assets acquired	(12,109)	(5,430)
Expenditures for business acquisition	(220)	(18,369)
Proceeds from sale-leaseback transactions	28,228	23,881
Proceeds from dispositions of assets and investments	34,904	1,634
Proceeds from insured loss	-	4,406
Net cash used in investing activities	(158,295)	(104,355)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,862	1,000,000
Net payments to revolver	(159,000)	(575,000)
Principal payments on long-term debt	(5,020)	(501,412)
Proceeds from financing secured by owned property	44,267	15,455
Change in zero balance cash accounts	(41,453)	6,020
Net proceeds from the issuance of common stock	43	16,085
Payments for preferred stock dividends	(3,845)	(3,845)
Excess tax deduction on stock options	(5,882)	1,153
Financing costs paid	-	(22,750)
Net cash used in financing activities	(169,028)	(64,294)
Decrease in cash and cash equivalents	(17,880)	(42,249)
Cash and cash equivalents, beginning of period	173,642	148,397
Cash and cash equivalents, end of period	$155,762	$106,148

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Fifty-two Weeks ended March 1, 2008	Fifty-two Weeks ended March 3, 2007

OPERATING ACTIVITIES:
Net (loss) income	$(1,078,990)	$26,826
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	472,473	270,307
Store closing and impairment charges	86,166	49,317
LIFO charges	16,114	43,006
Gain on sale of assets and investments, net	(11,826)	(11,139)
Stock-based compensation expense	40,438	22,331
Acquisition related financing commitment charge	12,900	-
Loss on debt modifications and retirements, net	-	18,662
Changes in deferred taxes	805,204	(13,362)
Proceeds from sale of inventory	16,811	-
Proceeds from insured loss	8,550	593
Changes in operating assets and liabilities:
Net proceeds from accounts receivable securitization	85,000	20,000
Accounts receivable	36,820	(39,543)
Inventories	(306,360)	(37,275)
Accounts payable	(115,624)	14,219
Other assets and liabilities, net	11,692	(54,797)
Net cash provided by operating activities	79,368	309,145
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(687,529)	(334,485)
Intangible assets acquired	(52,846)	(29,243)
Acquisition of Jean Coutu, USA, net of cash acquired	(2,306,774)	(18,369)
Proceeds from sale-leaseback transactions	48,985	55,563
Proceeds from dispositions of assets and investments	58,470	9,348
Proceeds from insured loss	5,950	4,406
Net cash used in investing activities	(2,933,744)	(312,780)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	2,307,867	1,145,000
Net proceeds from (payments to) revolver	549,000	(234,000)
Proceeds from financing secured by owned property	44,267	26,527
Principal payments on long-term debt	(15,939)	(901,297)
Change in zero balance cash accounts	79,605	15,662
Net proceeds from the issuance of common stock	12,765	20,386
Payments for preferred stock dividends	(15,380)	(15,380)
Excess tax deduction on stock options	-	1,587
Financing costs paid	(58,195)	(24,769)
Net cash provided by financing activities	2,903,990	33,716
Increase in cash and cash equivalents	49,614	30,081
Cash and cash equivalents, beginning of period	106,148	76,067
Cash and cash equivalents, end of period	$155,762	$106,148

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING FEBRUARY 28, 2009
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Reconciliation of net loss to adjusted EBITDA:

Net loss	$(375,000)	$(260,000)
Adjustments:
Interest expense	490,000	485,000
Income tax expense, net	12,000	7,000
Depreciation and amortization	560,000	555,000
LIFO charge	60,000	60,000
Store closing, liquidation, and impairment charges	95,000	95,000
Non recurring Brooks-Eckerd integration expenses	110,000	110,000
Stock-based compensation expense	38,000	38,000
Other	10,000	10,000
Adjusted EBITDA	$1,000,000	$1,100,000

Diluted loss per share	$(0.48)	$(0.34)